Exhibit 99.2

   GUESS?, INC. ANNOUNCES TWO-FOR-ONE STOCK SPLIT AND INITIATES QUARTERLY CASH
                                    DIVIDEND

    LOS ANGELES, Feb. 14 /PRNewswire-FirstCall/ -- Guess?, Inc. (NYSE: GES) announced today that its Board of Directors has approved a two-for-one stock split of the Company's common stock. The stock split will be effected in the form of a 100 percent stock dividend to shareholders of record at the close of business on February 26, 2007. Stockholders will receive one additional share for each share held on that date. The additional shares will be distributed beginning March 12, 2007.

    In a separate action, the Board of Directors has also authorized the initiation of a quarterly cash dividend of $0.12 per share on the Company's common stock. The first quarterly dividend is payable on March 12, 2007 to shareholders of record as of the close of business on February 26, 2007. Because the record date for the first quarterly dividend precedes the distribution date for the stock split, the cash dividend amount will be on a pre-split basis. While the Company intends to pay regular quarterly dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion. Any future dividends will be adjusted for the split.

    "We are pleased to announce the two-for-one stock split and the initiation of a quarterly cash dividend," said Carlos Alberini, President and Chief Operating Officer. "These actions reflect our confidence in our Company and recognize our solid financial performance and strong balance sheet. We believe that these actions will result in increased trading liquidity and a broader investor base in the future."

    Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products. At February 3, 2007 the Company operated 334 retail stores in the United States and Canada. The Company also distributes its products through better department and specialty stores around the world. For more information about the Company, please visit www.guessinc.com.

    Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company's intention to pay regular quarterly dividends for the foreseeable future, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include the business judgment of the Board of Directors to declare future dividends, as well as our ability to, among other things, declare future dividends in compliance with applicable laws, successfully integrate and expand our newly acquired Focus business, anticipate consumer preferences, effectively operate our retail stores, effectively manage inventories, successfully execute our strategies, including our supply chain and international growth strategies, and domestic and international general economic conditions and consumer confidence. In addition to these factors, the economic and other factors identified in the Company's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations.

    Contacts:  Carlos Alberini
               President & Chief Operating Officer
               (213) 765-3582

               Dennis R. Secor
               SVP & Chief Financial Officer
               (213) 765-3289

               Joseph Teklits
               Integrated Corporate Relations
               (203) 682-8258

SOURCE  Guess?, Inc.
    -0-                             02/14/2007
    /CONTACT: Carlos Alberini, President & Chief Operating Officer, +1-213-765-3582, or Dennis R. Secor, SVP & Chief Financial Officer, +1-213-765-3289, both of Guess?, Inc.; or Joseph Teklits of Integrated Corporate Relations, +1-203-682-8258, for Guess?, Inc./
    /Web site:  http://www.guessinc.com /
    (GES)